EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 2011 relating to the consolidated financial statements of Boeing Capital Corporation and subsidiaries, appearing in the Annual Report on Form 10-K of Boeing Capital Corporation for the year ended December 31, 2010, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

November 10, 2011